CAPITALWORKS INVESTMENT PARTNERS
                            RULE 17J-1 CODE OF ETHICS

1.   BACKGROUND

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires CapitalWorks Investment Partners (the "Adviser"), as a registered investment adviser to an investment company ("Fund"), to adopt a written Code of Ethics. The Rule also requires investment advisers to report to a Fund's board of trustees (the "Board"), any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "access persons" (summarized below and further defined in Appendix 1) from engaging in fraud. In addition, certain key "investment personnel" (summarized below and defined in Appendix 1) of the Adviser are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

2.   KEY DEFINITIONS

     For other definitions, see Appendix 1

     The term "Access Person" is generally defined by the Rule to include any director, officer, general partner or key investment personnel of the Adviser. The term "Investment Personnel" is generally defined by the Rule to include any employee of the investment adviser who regularly participates in making recommendations regarding the purchase or sale of securities of a Fund, or whose functions relate to the making of any recommendations with respect to the purchases and sales, as well as any natural person who controls the Adviser. The Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2)

3.   GENERAL PROHIBITIONS UNDER THE RULE

     The Rule prohibits fraudulent activities by affiliated persons of the Adviser. Specifically, it is unlawful for any of these persons to:

     (a)  employ any device, scheme or artifice to defraud a Fund;

     (b) make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

     (d)  to engage in any manipulative practice with respect to a Fund.

4.   COMPLIANCE OFFICERS

     In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). The officers of the Adviser will appoint a compliance officer for the Adviser (a "Fund Compliance Officer") to receive and review Reports delivered to a Fund Compliance Officer in accordance with Section 5 below. In turn, the officers of a Fund, in consultation with a Fund Compliance officer, will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.   ACCESS PERSON REPORTS

     All Access Persons of the Adviser are required to submit the following reports to the Fund Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Fund Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

     (a) INITIAL HOLDINGS REPORT. Within ten days of beginning employment, each Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

          A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

     (b) QUARTERLY TRANSACTION REPORTS. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

          (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (ii) The nature of the transaction (i.e., purchase, sale);

               (iii)The price of the Covered  Security at which the  transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (v)  The date that the report is submitted by the Access Person.

          (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii) The date the account was established; and

               (iii) The date that the report is submitted by the Access Person.

     A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 5.

     (a) ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

     A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

6.   NO PREMPTION OF OTHER PROCEDURES AND CONTROLS

     Nothing herein relieves Access Persons or other employees of the Adviser from their obligations and duties under any other policies and/or procedures governing their personal securities transactions. For example, a copy of the CODE OF CONDUCT AND STATEMENT OF POLICY AND PROCEDURES REGARDING TRADING FOR PERSONAL ACCOUNTS is attached as Appendix 7.

7. ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

     (a) The Adviser must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

     (b) The Fund Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

     (c) The Fund Compliance Officer shall compare all Reports with completed and contemplated portfolio transactions of a Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

          No Access Person shall review his or her own Report(s). The Fund Compliance Officer shall appoint an alternate to review his or her own Reports if the Fund Compliance Officer is also an Access Person.

     (d) On an annual basis, the Fund Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Compliance Officer for review by the Board; and

     (e) On an annual basis, the Adviser shall certify to the Board that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

8.   COMPLIANCE WITH OTHER SECURITIES LAWS

     This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Fund other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

9.   PROHIBITED TRADING PRACTICES

     (a) No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

          (i)  is being considered for purchase or sale by a Fund;

          (ii) is in the process of being purchased or sold by a Fund (except that an access person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Adviser).; or

          (iii)is or has been held by a Fund within the most recent 15 day period.

     (b) Investment Personnel of the Adviser must obtain approval from the Fund Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

     (c) No Access Person may trade ahead of a Fund - a practice known as "frontrunning."

10.  SANCTIONS

     As to any material violation of this Code of Ethics, the Adviser shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

     The Board may also impose sanctions as it deems appropriate, including sanctions against the Adviser or the Fund Compliance Officer for failure to adequately supervise its Access Persons.



ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.


By:_______________________________

Name:

Title:

CapitalWorks Investment Partners

Date:


                                   APPENDIX 1

                                   DEFINITIONS

ACCESS PERSON

(i) any director, officer, general partner or Investment Personnel of the Adviser.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

FUND

An investment company registered under the Investment Company Act.

INVESTMENT PERSONNEL

(i) any employee of the Adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. SECURITY HELD OR TO BE ACQUIRED BY THE FUND

(i) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or the Adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.




                        CapitalWorks Investment Partners
                                 Code of Ethics

                                   APPENDIX 2

                 LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

                               Acknowledgement
                                Of Receipt of         Is this person also an
 Name          Title           Code of Ethics          investment Personnel




                        CapitalWorks Investment Partners
                                 Code of Ethics

                                   APPENDIX 3


                          Form of Authorization Letter


                                                            Date

Name of Broker Address

        Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

     The above referenced person is an employee of CapitalWorks Investment Partners. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

                     [Compliance Officer]

                     CapitalWorks Investment Partners

                     [Address]

     Should you have any questions, please contact the undersigned at [number].

                                         Very truly yours,




AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                        Signature: Name:
                                        SSN:
                                        Account Number:




                                    CapitalWorks Investment Partners
                                                 Code of Ethics

                                   APPENDIX 4

                             INITIAL HOLDINGS REPORT
                    (complete within ten days of employment)

                              Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

 1.     HOLDINGS



Name of Covered Security      Number of Shares               Value of Security



 2.     BROKERAGE ACCOUNTS

  Name of Institution and Account
 Holder's Name (i.e., you, spouse,    Account       Have you requested duplicate
               child)                  Number               statements?



REVIEWED:
                     (compliance officer signature)

DATE:


                        CapitalWorks Investment Partners
                                 Code of Ethics

                                   APPENDIX 5
                          QUARTERLY TRANSACTION REPORT

                    (complete within ten days of the quarter)

                                Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

 1.     TRANSACTIONS




                                       Nature of
Name of Covered             Number of  Transaction       Purchase      Date of
   Security        Broker    Shares   (i.e., buy, sale)  Price       Transaction




 2.   BROKERAGE ACCOUNTS OPENED DURING QUARTER


Name of Institution and Account
         Holder's Name                  Account    Have you requested duplicate
   (i.e., you, spouse, child)            Number            statements?







REVIEWED:
                     (compliance officer signature)

DATE:



                        CapitalWorks Investment Partners
                                 Code of Ethics

                                   APPENDIX 6
                              ANNUAL HOLDING REPORT

                 (complete within thirty days of the each year)

                                Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

 1.     TRANSACTIONS



Name of Covered Security      Number of Shares            Value of Security





 2.   BROKERAGE ACCOUNTS OPENED DURING QUARTER


Name of Institution and Account
Holder's Name(i.e., you, spouse,       Account     Have you requested duplicate
             child)                     Number             statements?



REVIEWED:
                     (compliance officer signature)

DATE:




                        CapitalWorks Investment Partners
                                 Code of Ethics

                                   APPENDIX 7
                   CODE OF CONDUCT AND STATEMENT OF POLICY AND
               PROCEDURES REGARDING TRADING FOR PERSONAL ACCOUNTS